Exhibit 25.3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)  [___]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)

Law Department Computershare Trust Company, National Association 150 Royall Street, Canton, MA 02021 (781) 575-2000 (Name, address and telephone number of agent for service)

GENPACT LUXEMBOURG S.À R.L.
(Exact name of obligor as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation or organization)	98-0550714 (I.R.S. Employer Identification Number)

12E, Rue Guillaume J.Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg (Address of principal executive offices)	Not applicable (Zip Code)

GENPACT USA, INC.1
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-2483092 (I.R.S. Employer Identification Number)

521 Fifth Avenue, 14th Floor New York, NY 10175 (Address of principal executive offices)	10175 (Zip Code)

Debt Securities
(Title of the indenture securities)

1	See Table 1 for additional registrants

TABLE 1

TABLE OF ADDITIONAL REGISTRANTS

The following may also be guarantors of debt securities issued by Genpact Luxembourg S.à r.l. or Genpact USA, Inc. and are Co-Registrants:

Exact name of registrant as specified in its charter[1]	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
GENPACT LIMITED	Bermuda	98-0533350
GENPACT UK FINCO PLC	England and Wales	Not Applicable

[1]	The address for Genpact Limited is Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda and the address for Genpact UK Finco plc is 5 Merchant Square, 5th Floor London, England, W2 1AY.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency 340 Madison Avenue, 4th Floor New York, NY 10017-2613
(b)	Whether it is authorized to exercise corporate trust powers. The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation. None.

Items 3-15.
No responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).
2.	A copy of the certificate of authority of the trustee to commence business.
3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.
4.	A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).
5.	Not applicable
6.	The consent of the Trustee required by Section 321(b) of the Act.
7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
8.	Not applicable
9.	Not applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 13th day of November, 2025.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Linda Lopez
Name: Linda Lopez Title: Vice President

EXHIBIT 2
A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated October 7, 2025.

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Jonathan Gould, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Computershare Trust Company, National Association," Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, October 7, 2025, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2026-00071-C

EXHIBIT 3
A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association, dated October 7, 2025.

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Linda Lopez
Name: Linda Lopez
Title: Vice President

November 13, 2025

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021
at the close of business June 30, 2025.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest‑bearing balances and currency and coin	705
Interest‑bearing balances	399,156
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	-0-
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	5,362
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	134,206
Other intangible assets	412,143
Other assets	150,149
Total assets	1,101,721

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest‑bearing	-0-
Interest‑bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	150,437
Total liabilities	150,437

EQUITY CAPITAL
Perpetual preferred stock and related surplus	-0-

Common stock	500
Surplus (exclude all surplus related to preferred stock)	850,876
Retained earnings	99,908

Accumulated other comprehensive income………	-0-
Other equity capital components	-0-
Total bank equity capital	951,284
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	951,284
Total liabilities and equity capital	1,101,721

I, Greg Brandt, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Greg Brandt
Assistant Controller